SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33851	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2008, Esmark Incorporated (the “Company”), filed a Form 12b-25 disclosing that it was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2007 without unreasonable effort or expense because finalization of the financial statements had been delayed due to the complexity of accounting related to the business combination involving the Company, Wheeling-Pittsburgh Corporation and Esmark Steel Service Group, Inc. (f/k/a Esmark Incorporated) consummated on November 27, 2007. While the Company has been diligently preparing its Annual Report on Form 10-K (including the financial statements contained therein), it was nonetheless unable to file its Form 10-K on or before the extended filing date for the Annual Report on Form 10-K of April 15, 2008.

On April 24, 2008, the Company received a Nasdaq Staff Determination letter, dated April 17, 2008 (the “Determination”), indicating that, as a result of the Company’s failure to file with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company fails to comply with Nasdaq Marketplace Rule 4310(c)(14) which requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended. The Company issued a press release on April 25, 2008, disclosing its receipt of the Determination from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Staff Determination Letter states that Nasdaq would suspend trading of the Company’s common stock at the opening of business on April 28, 2008, and file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Stock Market unless the Company requests an appeal of the Determination with the Nasdaq Listing Qualifications Panel (the “Panel”) in accordance with Nasdaq Marketplace Rules. On April 25, 2008 the Company appealed the determination by requesting a hearing before the Panel. Under Nasdaq Marketplace Rules, a request for a hearing will automatically stay the suspension of the Company’s common stock and the delisting and deregistration from The Nasdaq Stock Market, pending the issuance of a written decision by the Panel. While the Company expects the notice of delisting would be withdrawn by Nasdaq in the event the Company files its Form 10-K before the hearing date, there can be no assurance, if a meeting of the hearing panel is held, that the hearing panel will grant the Company’s request for continued listing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 25, 2008

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of Esmark Incorporated’s securities on the Nasdaq Global Market. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to: the possibility that Nasdaq may reject the Company’s requests and, as a result, delist the Company’s common stock; and, in the event that the Company is successful in obtaining its requests from Nasdaq, the Company may still not be able to file the requisite periodic reports on a timely basis or otherwise comply with the Nasdaq listing requirements, which may also result in the delisting of the Company common stock. Additional risk factors associated with the Company’s business are detailed in the other reports and filings with the SEC by the Company.

In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing views as of any subsequent date. While the Company may elect to update forward-looking statements from time to time, it specifically disclaims any obligation to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ Paul J. Mooney
Paul J. Mooney Executive Vice President and Chief Financial Officer

Dated: April 25, 2008